UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549



                                    FORM 8-K

                                 Current Report

                        Pursuant to Section 13 or 15 (d)

                     of the Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported): May 7, 1998 (April 30, 1998)


                            HOMESTAKE MINING COMPANY
             (Exact name of Registrant as specified in its charter)




           Delaware                 1-8736                 94-2934609
      (State or other           (Commission             (I.R.S.  Employer
       jurisdiction of           File Number)            Identification Number)
       incorporation)



           650 California Street, San Francisco, California       94108-2788
               (Address of principal executive offices)           (Zip Code)


       Registrant's telephone number, including area code: (415) 981-8150
                                                       http://www.homestake.com

Item 2.    Acquisition of Plutonic Resources Limited

         On April 30, 1998 Homestake consummated the acquisition of Plutonic, a publicly traded Australian gold producer, by an exchange of common stock for common stock. Shareholders of both companies approved the combination at separate meetings held in Sydney, Australia and San Francisco on April 29, 1998. As a result of the acquisition, Homestake is now the second largest gold producer in Australia. Total consideration for the acquisition was 64.4 million Homestake common shares, including 63.9 million shares in exchange for all Plutonic common shares outstanding based on an exchange ratio of .34 Homestake common shares for each fully-paid Plutonic common share, and .5 million Homestake common shares for the Plutonic partly paid shares and options outstanding. The business combination with Plutonic has been accounted for as a pooling of interests.

         A copy of the  Registrant's  April 30, 1998 news release is attached as
         Exhibit 99.1.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

7(c)     Exhibits

         99.1 News Release, dated April 30, 1998 announcing that the Registrant had completed the acquisition of Plutonic Resources Limited.


                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Dated:   May 11, 1998



                                             HOMESTAKE MINING COMPANY
                                                 (Registrant)



                                          By   /s/ David W. Peat
                                              ------------------
                                              David W. Peat
                                              Vice President and Controller